EXHIBIT 99.1

Hercules Offshore, Inc. Signs Definitive Merger Agreement to Acquire

TODCO for $2.3 Billion in Cash and Hercules Common Stock

Houston — March 19, 2007 — Hercules Offshore, Inc. (“Hercules Offshore”, “the Company” Nasdaq: HERO) and TODCO (NYSE: THE) today announced that they have entered into a definitive merger agreement pursuant to which Hercules Offshore will acquire 100% of the outstanding stock of TODCO in a stock and cash transaction valued at approximately $2.3 billion.

The Company expects the transaction will:

•	Create the world’s fourth largest jackup fleet

•	Establish Hercules Offshore as a leader in both barge drilling and liftboats

•	Expand Hercules Offshore’s geographic footprint, enhancing international growth opportunities and further diversifying the Company’s operations

•	Provide for an improved competitive position in the U.S. Gulf of Mexico with greater economies of scale and increased operational flexibility

•	Be accretive to earnings and cash flow per share

•	Result in financial flexibility for future growth initiatives

The combined company will operate a fleet of 33 jackup rigs, 27 barge rigs, 64 liftboats, three submersible rigs, nine land rigs and one platform rig and have operations in ten different countries on five continents.

The boards of directors of Hercules Offshore and TODCO unanimously approved the transaction. Closing of the transaction is subject to regulatory approvals and other customary conditions, as well as both Hercules Offshore and TODCO shareholder approval.

Randy Stilley, Chief Executive Officer, President and Director of Hercules Offshore, stated, “This transaction positions Hercules Offshore as one of the leading shallow water oil service providers globally. We intend to leverage the strong organizations of both Hercules Offshore and TODCO to create long-term value for our companies’ shareholders, customers and over 3,900 employees. Looking forward, Hercules Offshore will continue to focus on seeking strategic growth opportunities, expanding our geographic diversity and maintaining our status as a low-cost provider, while preserving our conservative and disciplined financial management.”

Jan Rask, President, Chief Executive Officer and Director of TODCO, commented, “We are very pleased with the signing of this agreement with Hercules Offshore and believe this transaction maximizes value for shareholders. Shareholders have an opportunity to realize cash while continuing to participate in a robust offshore drilling market through an entity with a balanced capitalization. In addition, we believe the Hercules Offshore management team has proven acquisition and integration capabilities and will continue to capitalize on growth opportunities that exist in the fragmented offshore jackup drilling market.”

Following the transaction, the Hercules Offshore senior management team will continue, under the leadership of Randy Stilley, to be governed by the Hercules Offshore board of directors, which will include three TODCO directors. In addition to Randy Stilley, the following persons will comprise the Hercules Offshore senior management team upon closing of the transaction:

John Rynd	Senior Vice President and Chief Operating Officer
Lisa Rodriguez	Senior Vice President and Chief Financial Officer
David Crowley	Senior Vice President, Marketing and Technical Services
Steve Manz	Senior Vice President, Planning and Corporate Development
James Noe	Vice President, General Counsel
J. Chris Bryan	Vice President, Human Resources

Transaction Details

Under the terms of the agreement, TODCO shareholders will receive average total consideration equal to 0.979 shares of Hercules Offshore and $16.00 in cash for each share of TODCO common stock outstanding, or an estimated 56.9 million shares of Hercules Offshore and cash of $930.7 million. This represents $42.01 per share of consideration to be received by the TODCO shareholders based on the closing price of Hercules Offshore on March 16, 2007, and represents a premium of approximately 28% to TODCO’s closing price on March 16, 2007 and 25% to the average closing price over the last 30 days. The exact amount of the cash and stock consideration to be received by each TODCO shareholder will be determined by elections and an equalization formula.

It is anticipated that the transaction will be tax free to TODCO and the stock portion of the consideration will be received tax free by its shareholders. Upon completion of the transaction, which is expected to be in mid-2007, it is anticipated that TODCO shareholders will own approximately 64%, and that Hercules Offshore shareholders will own approximately 36% of the combined company.

Hercules Offshore will fund its acquisition of TODCO through existing cash on hand and a senior secured term loan facility which has been underwritten by UBS Investment Bank. The Company plans to use cash from operations in the years ahead to expeditiously repay the fully pre-payable term loan.

Advisors

UBS Investment Bank acted as lead financial advisor, and Simmons & Company International acted as financial advisor and provided the fairness opinion to the Board of Hercules Offshore and Andrews Kurth LLC acted as principal legal advisor to Hercules Offshore for this transaction. Citigroup Corporate and Investment Banking acted as financial advisor and Porter & Hedges LLC acted as principal legal advisor to TODCO.

Conference Call

Hercules Offshore and TODCO’s management will conduct a conference call on March 19, 2007 at 9:00 am CDT (10:00 am EDT) to discuss the transaction. To participate in the conference call by telephone, please call 10 minutes prior to the scheduled start time, one of the following telephone numbers:

(800) 261-3417 (Domestic)

(617) 614-3673 (International)

The access or confirmation code is 65846886.

The conference call will also be broadcast live via the Internet. You may listen by accessing Hercules Offshore’s website at www.herculesoffshore.com or TODCO’s website at www.theoffshoredrillingcompany.com. You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary audio software.

If you are unable to participate, a replay of the conference call will be available on Monday, March 19, 2007, beginning at 11:00 a.m. CDT (12:00 p.m. EDT), through Monday, March 26, 2007. The phone number for the conference call replay is (888) 286-8010 or internationally (617) 801-6888. The access code is 95742734. Additionally, the recorded conference call will be accessible through our respective websites for 28 days after the conference call.

About Hercules Offshore

Headquartered in Houston, Hercules Offshore operates a fleet of nine jackup drilling rigs and 64 liftboats. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

About TODCO

TODCO is a leading provider of contract oil and gas drilling services with the largest fleet in the shallow water U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”.

Contact Information

Hercules Offshore, Inc.

Stephen M. Butz

Vice President and Treasurer

713-979-9832

TODCO

Dale Wilhelm

Vice President & CFO

713-278-6014

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Risks with respect to the combination of Hercules Offshore and TODCO, as well as other recent and future acquisitions, include the risk that we will not be able to close the transaction, as well as difficulties in the integration of the operations and personnel of the acquired company, diversion of management’s attention away from other business concerns, and the assumption of any undisclosed or other liabilities of the acquired company. We expect to incur substantial transaction and merger related costs associated with completing the merger with TODCO, obtaining regulatory approvals, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the integration of the businesses of Hercules Offshore and TODCO. Expected benefits of the merger may not be achieved in the near term, or at all. Hercules Offshore will have a significant amount of additional debt as a result of the merger. This debt will require us to use cash flow to repay indebtedness, may have a material adverse effect on our financial health, and may limit our future operations and ability to borrow additional funds.

In connection with the proposed transaction, Hercules Offshore will file a Form S-4, TODCO will file a definitive proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the SEC. INVESTORS ARE URGED TO READ THE FORM S-4 AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain a free copy of the Form S-4 and the proxy statement (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov <http://www.sec.gov/>.

Hercules Offshore and TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules Offshore and TODCO in connection with the merger. Information about the directors and executive officers of Hercules Offshore and their ownership of Hercules common stock is set forth in the proxy statement for Hercules Offshore’s 2006 Annual Meeting of Stockholders filed with the SEC on March 24, 2006. Information about the directors and executive officers of TODCO and their ownership of TODCO common stock is set forth in the proxy statement for TODCO’s 2006 annual meeting, which was filed with the SEC on March 22, 2006. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.